UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 20, 2004 (December 16, 2004)

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

250 North American Court, Houma, Louisiana (Address of principal executive offices)	70363 (Zip Code)

(985) 851-3833
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 16, 2004, Trico Marine Services, Inc. (the "Company") received a letter from the staff of the United States Securities and Exchange Commission (the "SEC") requesting that the Company voluntarily provide information regarding its impairment evaluation practices in order to assist the SEC staff with an ongoing informal inquiry regarding the vessel impairment practices of the offshore service industry. The SEC has not advised the Company as to either the reason for the inquiry or its scope, and the staff has asked the Company to limit its written response to no more than five pages. The SEC's letter states that it should not be construed as an indication of any improper or unlawful conduct on the part of the Company. Prior to its receipt of the letter, the Company was unaware that the SEC was conducting such an inquiry. The Company plans to fully cooperate with the SEC staff and to submit a voluntary response to the staff inquiry.

The Company is filing this report on Form 8-K in furtherance of its commitment to keep the holders of its $250 million 8 7/8% senior notes due 2012 appraised of events involving the Company and in compliance with the selective disclosure requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Trevor Turbidy
Trevor Turbidy Vice President and Chief Financial Officer

Dated:     December 20, 2004